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                                                                  Exhibit 3.1(b)

                            CERTIFICATE OF AMENDMENT

                                       OF

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              IAT MULTIMEDIA, INC.

                        (Pursuant to Sections 242 of the
                General Corporation Law of the State of Delaware)

                            DATED: DECEMBER 29, 1999

     The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     1. The name of the Corporation is IAT Multimedia, Inc. (the "Corporation").

     2. The Corporation's Amended and Restated Certificate of Incorporation is hereby amended by deleting Article One in its entirety and substituting for it a new Article One, such Article One to read as follows:

         "ARTICLE ONE. The name of the corporation is Spigadoro, Inc. (the "Corporation")."

     3. The Corporation's Amended and Restated Certificate of Incorporation is hereby amended by deleting Article Four A in its entirety and substituting for it a new Article Four A, such Article Four A to read as follows:

         "ARTICLE FOUR. A. Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares of which the Corporation is authorized to issue is 110,000,000; 100,000,000 shares shall be Common Stock, par value $.01 per share, and, 10,000,000 shall be Preferred Stock, par value $.01 per share."

     4. Shareholder approval of this amendment was given December 22, 1999 at a special meeting.

     5. The number of shares entitled to vote on the amendment was 11,748,551 shares of Common Stock.

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     6. The number of shares voted for the amendment to the name change was
5,961,361. The number of shares voted against the amendment to the name change was 10,120.

     7. The number of shares voted for the amendment to the increase in authorized capital was 5,952,761. The number of shares voted against the amendment to the increase in authorized capital was 19,020.

     IN WITNESS WHEREOF, the undersigned Corporation has caused this certificate to be executed on its behalf by its duly authorized officer as of the date first above written.

                                    IAT MULTIMEDIA, INC.

                                    By: /s/ Klaus Grissemann
                                       ----------------------------------------
                                       Klaus Grissemann, Chief Financial Officer






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